Exhibit 10.1
                                                       ------------


                            AGREEMENT


          This agreement (the "Agreement") is made as of the 24th day of February, 1997 ("Effective Date") by and between Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), and Meyers Pollock Robbins, Inc., a
New York corporation ("MPR").

          WHEREAS, the Company desires that MPR provide certain services as set forth and more fully described in Section 2 of this Agreement; and

          WHEREAS, MPR wishes to provide the services to the Company; and

          WHEREAS, MPR is organized to provide investment banking and financial consulting services.

          NOW, THEREFORE, in consideration of the mutual agreements herein, the Company and MPR do hereby agree as follows:

          1.   Recitals.  The above recitals are true, correct,
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and are herein incorporated by reference.

          2.   Services Rendered by MPR.  MPR agrees to perform
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services including, but not limited to, (1) advice to and
consulting with the Company's management concerning investor profile information, method of expanding investor support and increasing investor awareness of the Company and services; (ii) securities broker and research analyst relations, assisting in preparation and formation of due diligence meeting, and attendance at conventions and trade shows; (iii) making itself available for financial public relations and marketing consult-ing; and (iv) making itself available for personal consultations with officers, directors and key employees of the Company, as well as the Company's principal financial, sales and/or operating officers. MPR and the Company shall agree on the scope and extent of the services to be performed by MPR. MPR shall perform such services subject to Federal and state securities laws and regulations, and applicable rules, regulations and policies of the National Association of Securities Dealers, Inc. (the "NASD"), and the Securities and Exchange Commission (the "Commission").

          The Company acknowledges that neither MPR nor any of its affiliates is an officer, director or agent of the Company, that in rendering advice or recommendations to the Company MPR is not and will not be responsible for any management decisions on behalf of the Company and that MPR is not authorized or empowered to commit or bind the Company to any recommendation, agreement or course of action. The Company has the sole right, in the exercise of its business judgment and discretion, to approve or disapprove of any agreement, transaction or commitment introduced by MPR.

          MPR shall devote such of its time and efforts as it determines is necessary to discharge its duties hereunder. The Company acknowledges that MPR is engaged in other business activities and that they will continue such activities during the term of the Agreement. MPR shall not be restricted from engaging in other business activities during the term of this Agreement, but shall not agree to represent any direct competitor of the Company.

          3.   Responsibilities of the Company.  The Company
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shall provide MPR with appropriate financial and business
information about the Company as requested by MPR. In addition, executive officers and directors of the Company shall make themselves available for personal consultations with MPR and certain third parties, subject to reasonable prior notice, pursuant to the request to MPR.

          4.   Compensation.  For the services rendered by MPR to
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the Company under the terms of this Agreement, at any time, in consideration of the execution of this Agreement by MPR,, the Company shall compensate MPR as follows:

          (a) The Company shall issue, within 60 days, a total of 100,000 shares of the Company's common stock which will be registered by the Company pursuant to the federal securities laws within six months of the date hereof. The shares shall be restricted shares and bear a legend in substantially the following form:

               "The Shares evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securi-ties laws, and may not be sold, transferred or encumbered except pursuant an effective registration statement under the Securities Act of 1933, as amended, and such state securities laws, or unless an exemption from such registration is then available".

          (b) The Company shall issue one or more Warrants to MPR providing for the purchase of up to Two Hundred Fifty Thousand (250,000) shares of the Company's common stock at a purchase price per share equal to the closing bid price of the Company's Common Stock on the date of this Agreement. Such Warrants shall be exercisable for a period of five (5) years from the date first written above (the "MPR Warrants").

          (c) The Warrants may be exercised from time to time, in whole or in part, by the Warrantholder by giving written notice of exercise to the Company. Such notice shall specify the number of shares of common stock with respect to which the Warrants are then being exercised. Payment for such shares shall be made by cash or check payable to the Company either (A) accompanying the notice of exercise, or
     (B) against delivery by the Company of the certificate(s) representing the shares pursuant to the exercise.

          (d) If at any time commencing after the date hereof and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended, it will give written notice by registered mail, at least thirty (30) days prior to the filing each of such registration statements, to MPR and its counsel named in Section 9 hereof of its intention to do so. If MPR or other holders of at least 50% of the outstanding MPR Warrants and/or securities underlying such MPR Warrants notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford MPR and such holders of the MPR Warrants and/or shares underlying such MPR Warrants the opportunity to have any such securities registered under such registration statement; provided, however, that the
                                  -----------------
     Company shall not be obligated to do so more than twice; and provided, further, that if any such registration relates to
     -----------------
     a firmly underwritten offering for the account of the Company and if the managing underwriter of such offering advises the Company in writing that, in its opinion, inclusion of such shares as requested by MPR or the other holders of the MPR Warrants would adversely affect such offering, then such shares shall, to such extent, be excluded from such registration, on such basis as the Company shall determine to be fair and equitable.

          (e) In the event that the Company receives equity or debt financing, acquires or merges with another entity, as a result of MPR's efforts and/or introductions, the Company will pay MPR the following finders fee: 5% of the first $1,000,000; 4% of the second $1,000,000; 3% of the third
     $1,000,000; 2% of the fourth $1,000,000 and 1% of any
     remuneration received in excess of $4,000,000, whether received in cash or in kind. The Company's obligation to pay compensation pursuant to this paragraph (e) shall apply to any transaction resulting from MPR's efforts or introductions which is consummated during the term of this Agreement or within twelve (12) months following the termination of this Agreement. The Company shall not be obligated to compensate MPR in accordance with this paragraph (e) which is not consummated because of a default by the other party thereto prior to consummation, the failure of any conditions precedent to consummation which conditions are not within the Company's control, the failure of the Board of Directors of the Company to approve such transaction or unsatisfactory results of a due diligence investigation by the Company. MPR shall not be entitled to compensation with respect to introductions to individuals, companies or other entities with whom the Company has had previous contacts or discussions.

          (f) MPR will be reimbursed for all documented reasonable out-of-pocket expenses incurred in the performance of its responsibilities outlined above. All expenses over $500 will be pre-approved by the Company.

          5.   Term.  The term of this Agreement shall be for a
               ----
period beginning on the date hereof and ending two (2) years thereafter. Notwithstanding the foregoing, the Company or MPR may terminate this Agreement at any time after one year upon thirty (30) days prior notice. The Company shall have issued all of the stock and MPR Warrants pursuant to paragraph 3 of this agreement prior to any termination by it.

          6.   Relationship of the Parties.  Nothing in this
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Agreement shall be construed as establishing a partnership or joint venture between the parties hereto. The Company specifi-cally understands that MPR is acting hereunder as an independent contractor. MPR's services hereunder are not exclusive and MPR at all times shall be free to perform the same or similar services for others which shall not be deemed a conflict of interest nor a breach of this Agreement, however MPR agrees not to perform the same or similar services for any company which is in direct competition with the Company.

          7.   Indemnification.
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          (a)  The Company shall indemnify MPR and its affiliates
and their respective directors, officers, employees, agents and controlling persons (MPR and each such other person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by MPR of the services contemplated by this Agreement, and shall reimburse each Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto provided that the Company shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party and further provided that such Indemnified Party agrees to refund such reimbursed expenses if and to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, in fault of, the Company and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

          (b) MPR shall indemnify the Company and its affiliates and their respective directors, officers, employees, agents and controlling persons (the Company and each such other person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by the Company of its obligations contemplated by this Agreement, and shall reimburse each Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto provided that MPR shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party and further provided that such Indemnified Party agrees to refund such reimbursed expenses if and to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then MPR shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, in fault of, MPR and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

          8.   Disclosure.  Any financial advice rendered by MPR
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pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of MPR. All non-public information given to MPR by the Company will be treated by MPR as confidential information, and MPR agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by MPR; (ii) was available to MPR prior to its disclosure to MPR by the Company, provided that such information is not known by MPR to be subject to another confidentiality agreement with another party; or (iii) becomes available to MPR on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

          9.   Notice.  Any or all notices, designations,
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consents, offers, acceptances or other communications provided for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown below unless notice of a change of address is furnished:

          If to MPR:

               Meyers Pollock Robbins, Inc.
               One World Trade Center
               Suite 9151
               New York, New York 10048
               Attn:  Michael Ploshnick

          With a copy to:

               Leon B. Lipkin, Esq.
               Two Grand Central Tower
               140 East 45th Street
               New York, New York 10017

          If to the Company:

               Touchstone Applied Sciences Associates, Inc.
               Fields Lane
               P.O. Box 382
               Brewster, New York 10509
               Attn:  Andrew L. Simon, President

          With a copy to:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Attn:  Steven R. Berger, Esq.

          10.  Waiver.  Unless agreed to in writing, the failure
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of either party at any time to require performance by the other of any provisions hereunder shall not affect its rights there-after to enforce the same, nor shall a waiver by either party of any breach of any provision hereof, be taken or held in by a waiver of any other proceeding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be in extension of time for the performance of other obligations or acts hereunder.

          11.  Complete Agreement.  This Agreement contains the
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entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

          12.  Counterparts.  This Agreement may be executed in
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two or more counterparts, each of which shall be an original but all of which shall constitute but one agreement.

          13.  Binding Effect/Assignment.  This Agreement shall
               -------------------------
be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns and shall not be assign-able by either party, except upon prior written consent by both parties to this Agreement.

          14.  Headings.  The headings of the sections are for
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convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provi-sions of this Agreement.

          15.  Survival.  Any termination of this Agreement shall
               --------
not, however, affect the on-going provisions of this Agreement which shall survive such termination in accordance with their terms.

          16.  Severability.  Whenever possible, each provision
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of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. But if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been con-tained herein. If any court determines that any provision of
Section 4 or 5 hereof is unenforceable because of the duration or scope of such provision, such courts shall have the power to reduce the scope for the duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          17.  Choice of Law.  This Agreement shall be governed
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by, construed, interpreted and the rights of the parties
determined in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

          IN WITNESS WHEREOF, the parties executed this Agreement as of the effective date of this Agreement.

                              TOUCHSTONE APPLIED SCIENCE
                                ASSOCIATES, INC.


                              By   /s/  ANDREW L. SIMON
                                ----------------------------
                                Andrew L. Simon, President


                              MEYERS POLLOCK ROBBINS, INC.


                              By   /s/  MICHAEL PLOSHNICK
                                ----------------------------
                                Michael Ploshnick, President